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                                                                     EXHIBIT 4.2

                                 PROMISSORY NOTE



$100,000.00                                                Date:  March 26, 1999


         FOR VALUE RECEIVED, CHICAGO MAP CORPORATION, an Illinois corporation ("Borrower"), promises to pay to MARK A. SCHARMANN, an individual ("Lender"), or order, the principal amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) with interest on the unpaid principal balance at one percent (1%) per month (the "Loan").

         This Promissory Note is the Note referred to as Exhibit A to the Interim Loan Agreement of even date herewith entered into by Borrower and Lender. Pursuant to the terms of the Interim Loan Agreement, Lender has made the Loan to Borrower as follows:

         1. Payment and Term. The Loan shall bear interest on the principal balance at 1% per month from and after the date thereof until payment in full. The principal and interest, is due and payable as follows:

                  (a) The Note is due in full three (3) months from the date hereof, unless extended by Lender pursuant to written notice thereof, or such other agreement as may be entered into between Lender and Borrower with respect thereto; and

                  (b) Borrower may, but is not obligated to, make periodic payments in part or full payment of the Loan, until due.

         2. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender shall be applied by Lender first in payment of interest payable and next to the principal.

         3.1 Events of Default. Upon the occurrence and during the continuance of any one or more events hereinafter enumerated, Lender may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to Borrower, declare the unpaid balance of the principal and interest then accrued on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Borrower, such events being as follows:

                  (a) Default in the payment of the principal and interest of the Note or any portion thereof when the same shall become due and payable, whether at maturity as therein expressed, by acceleration, or otherwise, unless cured within 10 days after notice thereof by the holder of such Note to Borrower;


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                  (b) The creditors under any priority secured indebtedness of
         Borrower shall declare the amounts due thereunder to be due and payable following default;

                  (c) Default in the due observance or performance of any other covenant or obligation contained in the Interim Loan Agreement, this Note or the Acquisition Agreement unless observed or performed within 10 days after notice thereof to Borrower by Lender; provided, if compliance is not possible within 10 days, default shall occur upon failure within 10 days to take steps that will produce compliance as soon as is reasonably practicable;

                  (d) Any representation or warranty herein or in the Acquisition Agreement made by Borrower proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified, and corrective measures, satisfactory to Lender with respect thereto shall not have been taken within 10 days after notice thereof to Lender; provided, if compliance is not possible within 10 days, default shall occur upon failure within 10 days to take steps that will produce compliance as is reasonably practicable;

                  (e) Borrower shall file a voluntary petition in bankruptcy or a voluntary position seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Borrower, or of all or any substantial portion of its property, or Borrower shall make an assignment to an agent authorized to liquidate any substantial part of its assets;

                  (f) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Borrower, or an order of any court shall be entered appointing any receiver or trustee of or for Borrower, or any receiver or trustee of all or any substantial portion of the property of Borrower, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Borrower, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy; or

                  (g) The rendering against the Borrower of final judgment for the payment of money in excess of $25,000 and failure of the Borrower to appeal therefrom (or from the order, decree, or process pursuant to which such judgment was granted, passed, entered, or affirmed) and obtain a stay of execution thereof within the period prescribed by law for appeal, or to have such judgment discharged and satisfied within 60 days after the expiration of such period or of the period of any such stay, whichever shall later occur.

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         3.2 Procedure on Default. Upon the occurrence of an event of default, and at any time thereafter, Lender may elect to declare the entire Note immediately due and payable.

                  (a) In the event of default in the payment of said Note when due or declared due, Lender shall have all the rights and remedies of a secured party and shall be entitled to avail itself of all such other rights and remedies that may now or hereafter exist at law or in equity for the collection of the Note and the enforcement of the covenants herein and the foreclosure of the security interest created hereby and resort to any remedy provided hereunder or provided by the Illinois Uniform Commercial Code, or by any other law of the state of Illinois, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies; and

                  (b) The requirement of reasonable notice to Borrower of the time and place of any public sale of the security or of the time after which any private sale, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of such party designated below, at least 30 days before the date of any public or private sale or other disposition is to be made.

         3.3 Defaults Under Prior Indebtedness. Upon the default by Borrower of any term, covenant, or condition required to be performed by if on any priority secured indebtedness or the receipt by Borrower from any such priority secured creditor of notice of any default under such indebtedness, whether or not repayment of the indebtedness is accelerated, Borrower shall promptly advise Lender in writing of the nature and amount of default and of the action, if any, threatened by such priority secured creditor. Notwithstanding the Borrower's obligation to cure any and all such defaults, Lender may, but shall not be obligated to do so, in the name, place, and stead of Borrower and, in the case of such curative efforts by Lender, succeed to all of the rights, remedies, and security of such priority creditor.

         4. Attorneys' Fees. If this Note is placed with an attorney for collection, or is suit be instituted for collection, or if any other remedy permitted by law is pursued by Lender, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Lender in so doing.

         5. Governing Law. This Master Note shall be governed by and construed and enforced in accordance with the laws of the state of Illinois.

         6. Security Interest. Borrower shall execute a Security Agreement and an Escrow Agreement wherein Borrower shall grant to Lender a security interest in the Collateral as defined in the Interim Loan Agreement, sufficient to secure the obligation created hereunder, which agreements shall be made a part of the Interim Loan Agreement and this Note and incorporated herein by this reference.





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                                    BORROWER:

                                    CHICAGO MAP CORPORATION,
                                    an Illinois corporation



                                    By: /s/ John B. McLean
                                       -----------------------------------------
                                       Its Duly Authorized Representative